Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ladish Co., Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

             /s/ KPMG LLP

Milwaukee, Wisconsin
September 1, 2006